Exhibit 99.1

ENDI Enterprise Diversified Investor Presentation November 16, 2020

Overview Enterprise Diversified, Inc. is primarily focused on partnering with alternative asset managers, in addition to holding interests in companies associated with internet access, real estate, and home services.

Third-quarter notables Enterprise Diversified is focused on creating long-term value for shareholders.

In the third quarter of 2020, Enterprise Diversified continued to refocus the company on the asset management business, where we have maximum optionality and long-term upside potential.

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SVN Capital joined the Willow Oak platform. As an owner of SVN Capital, Willow Oak earns 20% of all gross revenue from management and performance fees earned through the firm’s fund and managed accounts. As a permanent partner, Willow Oak provides operational services through Fund Management Services to support the firm’s growth.

•	Willow Oak expanded its network and broadened exposure for its affiliated funds through our social media presence.

•	Willow Oak supported the growth of its affiliated funds by increasing investor accounts on the platform by more than 35% compared to the previous year’s third quarter.

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Enterprise Diversified further reduced its debt with the year-over-year quarter-end comparison showing a reduction of total company debt by approximately $314,000. Enterprise Diversified’s total debt as of September 30, 2020, is $499,678.

Enterprise Diversified Board of Directors

•	Defines and approves the strategic vision of Enterprise Diversified
•	Advises and supports network growth of Willow Oak Asset Management

Steven Kiel Executive Chairman

•	Oversees the execution of the strategic vision for Enterprise Diversified and its subsidiaries
•	Strategically drives the growth of Willow Oak Asset Management

Alea Kleinhammer Vice President & Chief Financial Officer

•	Monitors and reports on the financial strength of Enterprise Diversified and its subsidiaries
•	Oversees the activities and drives the strategic direction of each subsidiary

Jessica Greer Vice President & Chief of Staff

•	Manages the daily activities of the asset management division including network building, investor relations, and Fund Management Services
•	Provides operational guidance for Enterprise Diversified and its subsidiaries

Mary Kate LaCroix Vice President, Operations

•	Monitors and manages the operational strength of Enterprise Diversified and its subsidiaries
•	Provides assistance in the development of the asset management division, including investor relations and Fund Management Services

CORPORATE ORGANIZATION – PRIMARY ENTITIES

Enterprise Diversified

Asset Management Willow Oak Asset Management

Real Estate Operations EDI Real Estate Passive stake in historical real estate holdings

Non-Core Sitestar.net Royalty stream – home services business Opportunistic investments

WILLOW OAK 2025

Willow Oak partners with external investment firms, establishing permanent relationships that support each firm’s goals for growth. Affiliate firm partners benefit from the comprehensive operational services provided by Willow Oak’s Fund Management Services in exchange for ownership stakes entitling Willow Oak to gross revenue shares in perpetuity.

Willow Oak has two primary subsidiaries: Willow Oak Affiliate Management Services (AMS) and Willow Oak Fund Management Services (FMS). These two businesses complement each other and allow Willow Oak to grow with its existing infrastructure.

Willow Oak AMS owns general partner stakes and has rights to revenue streams of investment firms and funds. AMS also manages internal seed investments, as well as seed investments funded by third parties. Affiliated firms have external portfolio managers who handle all investment-related activities for the funds and firms themselves.

Willow Oak FMS provides operational services to Willow Oak-affiliated firms. The expertise of FMS allows Willow Oak AMS to partner with external investment partners who require additional operational infrastructure to support growth.

Willow Oak seeks to partner with managers who have at least a three-year track record and who currently manage between $10 million and $100 million in assets, although we are willing to accept firms outside of these parameters on a case-by-case basis. We are agnostic in regard to investment strategies. Willow Oak is not limited by geography and may partner with firms throughout the world.

For the quarter ended September 30, 2020 – Subsidiaries	Asset Management	Real Estate	Internet	Other	Consolidated
Revenues	62,052	16,129	242,237	-	320,418
Alluvial Fund	1,545,098	-	-	-	1,545,098
Total revenues	1,607,150	16,129	242,237	-	1,865,516
Cost of revenue	-	12,157	85,412	-	97,569
Operating expenses	120,368	5,940	49,239	165,165	340,712
Other income (expense)	-	(5,456)	777	6,540	1,861
Income (loss) from discontinued operations	-	-	-	1,857	1,857
Total net income (loss)	$ 1,486,782	$ (7,424)	$ 108,363	$ (156,768)	$ 1,430,953

ASSET MANAGEMENT

Willow Oak Asset Management partners with unique
investment managers by offering operational support
through Fund Management Services.

SVN CAPITAL

SVN Capital joined the Willow Oak platform in the third quarter. Founded in 2018, the firm offers investors opportunities to invest through a private partnership and separately managed accounts.

SVN Capital

•	SVN Capital’s broad mandate offers diversification across geographies, markets, and sectors in companies with strong returns, exceptional management, and re-investment opportunities for the long term.
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Shreekkanth (“Shree”) Viswanathan founded SVN Capital in 2018 with an investment focus on special situations and compounders. Having spent more than a decade in corporate finance and business development, Shree’s background informs his fundamental and quantitative investment process. Learn more at svncapital.com.

ALLUVIAL FUND

Alluvial Fund launched on January 1, 2017, through a seed investment from Willow Oak Asset Management. As a special partner, Willow Oak earns a fee share in addition to income related to our investment. As of September 30, 2020, the value of Willow Oak’s investment in Alluvial totaled $11,081,734.

Alluvial Fund

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Alluvial Fund looks for opportunities off the beaten path in businesses across industry sectors and geographies. Alluvial turns over rocks, conducting comprehensive research to build a portfolio of little-known but promising companies on a path to success.

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David Waters founded Alluvial Capital Management in 2014; in addition to the fund, Dave manages capital for clients through managed accounts and maintains an investing blog at OTCAdventures.com. Dave is also an advisor for Willow Oak.

ARQUITOS CAPITAL MANAGEMENT

Arquitos Capital launched in 2012 and offers the opportunity to invest in a U.S. onshore fund, Arquitos Capital Partners, and a BVI offshore fund, Arquitos Capital Offshore.

Arquitos Capital

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Arquitos Capital is an unconventional hedge fund invested in a small number of unique companies. The fund primarily invests in companies with strong balance sheets that have attractive internal reinvestment opportunities.

•	Portfolio manager, Steven Kiel, founded Arquitos Capital in 2012. He also serves as the chairman of Enterprise Diversified and president of Willow Oak Asset Management. Learn more at arquitos.com.

BONHOEFFER FUND

Bonhoeffer Fund launched on July 1, 2017, offering investors access to overlooked investment opportunities in emerging markets across the globe.

Bonhoeffer Fund

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The bedrock of the Bonhoeffer Fund is independent thinking combined with rigorous analysis, steeped in the principles of finance and corporate valuation. Applying concepts from developed markets that have been effective, the fund identifies and invests in companies that exhibit those qualities in disrupted industries, misunderstood sectors, and emerging markets.

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Portfolio Manager Keith Smith is a director for Enterprise Diversified and an advisor for Willow Oak; he brings more than 20 years of experience as a valuation expert and a decade of personal investing experience during which he developed and executed the Bonhoeffer strategy, producing exceptional returns over that time. Learn more at bonhoeffercapital.com.

FOCUSED COMPOUNDING CAPITAL MANAGEMENT

Willow Oak co-launched Focused Compounding Fund on January 1, 2020. Focused Compounding Capital Management also offers investors opportunities to invest through separately managed accounts.

Focused Compounding

Focused Compounding spends 99% of their time focused on the 1% of stocks every other fund ignores. Finding and investing in great off-the-radar businesses, Focused Compounding targets uncorrelated returns from a portfolio of companies overlooked by other investors and the market.

Cofounders Geoff Gannon and Andrew Kuhn market to wide audiences through regular podcasts, videos, and research. Learn more at focusedcompounding.com.

FUND MANAGEMENT SERVICES

Willow Oak launched our Fund Management Services (FMS) in 2018, offering tailored services to boutique fund managers. Willow Oak’s FMS team provides investor relations, marketing, compliance, and operational infrastructure to help funds scale.

Alluvial Fund, LP

Arquitos Capital Management

Bonhoeffer Capital Management

Focused Compounding “We spend 99% of our time on the 1% of stocks every other fund ignores.”

SVN Capital

WILLOW OAK BY THE NUMBERS

Network Growth: In the third quarter of 2020, Willow Oak increased our strategic partnerships and expanded our FMS offering by establishing a permanent relationship with SVN Capital. As a 20% owner of the firm, Willow Oak earns a gross revenue share of all management and performance earned through SVN Capital’s private partnership and managed accounts.

Willow Oak’s network continues to expand as our managers participate in panels, events, podcasts and more. Sign up to receive the latest news from Willow Oak and our affiliated firms at willowoakfunds.com/news-and-views and subscribe to our YouTube channel at youtube.com/WillowOakAssetManagement.

	Quarter Ended September 30, 2020	Quarter Ended September 30, 2019
Realized and unrealized gains (losses) on investment activity	$1,545,239	$(197,306)
Performance fee revenue	$23,735	$(408)
Management fee revenue	$14,123	$14,080
Fund Management Services revenue	$24,053	$24,549
Assets under management	$61,559,104	$48,626,074
Investor accounts	235	172

REAL ESTATE

Enterprise Diversified holds a 35% stake in Mt Melrose and operates a historical property portfolio located in Roanoke, Virginia.

REAL ESTATE

Mt Melrose, LLC (MM)

Enterprise Diversified holds a 35% ownership stake in Mt Melrose and is in partnership with a third-party operator. Financial results for Mt Melrose have been deconsolidated as of the period ended June 30, 2019.

EDI Real Estate, LLC (EDI)

EDI consists of a portfolio of five properties and several vacant lots located in Roanoke, Virginia. These properties are legacy properties that were purchased by previous management prior to 2016 as part of a reinvestment strategy for the internet segment’s excess cash flows.

NON-CORE

Enterprise Diversified carries out several non-core activities consisting of legacy businesses and opportunistic investments.

NON-CORE

Sitestar.net

INTERNET

Sitestar.net offers consumer and business-grade internet access, wholesale managed modem services, web hosting, third-party software as a reseller, and various ancillary services to customers in the United States and Canada.

	9-30-2020	9-30-2019	9-30-2018
Revenue	$242,237	$265,171	$288,312
Net Income	$108,363	$138,870	$143,658

TRIAD GUARANTY

Enterprise Diversified issued a high-interest note payable with recourse to Triad Guaranty, Inc., a post-bankruptcy shell company with approximately $500 million in Net Operating Loss carryforwards that begin to expire in 2028.

HOME SERVICES

Enterprise Diversified sold its former home services subsidiary on May 24, 2019, in exchange for a royalty stream over the next five years. We received 7.5% of revenue generated by our customers in the first year and will receive 5% of revenue for each of the next four years.

DISCLAIMER

This presentation may contain forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as may, will, should, anticipate, estimate, expect, project, intend, plan, believe, seek, would, could, and similar words or expressions and are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect management’s expectations at the date of this presentation regarding future conditions, events, or results. They are not guaranties of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated by the forward-looking statements.

There are many factors that could cause actual conditions, events, or results to differ from those anticipated by the forward-looking statements contained in this presentation. Readers are cautioned not to place undue reliance on forward-looking statements in this presentation. We do not undertake to update any forward-looking statements included in this presentation. The statements in this presentation are for the convenience of our shareholders, capital partners, and other stakeholders and are qualified in their entirety by reports that we file with the SEC.

ENDI Enterprise Diversified

www.enterprisediversified.com